UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

SPECTRUM PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit 10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2008, we entered into a new executive employment agreement (the “Agreement”) with Rajesh C. Shrotriya, M.D., our Chairman, President and Chief Executive Officer. This Agreement, which is attached hereto, replaces effective as of January 2, 2008, a prior employment agreement entered into with Dr. Shrotriya in December 2000. The following are key terms of the Agreement:

TERM

The Agreement provides for Dr. Shrotriya’s full-time employment as Chairman, President and Chief Executive Officer until January 2, 2011, unless terminated earlier. Thereafter, the Agreement automatically renews for one-year calendar terms unless either party gives written notice of such party’s intent not to renew the Agreement at least 90 days prior to the commencement of the subsequent year.

COMPENSATION AND BENEFITS

Dr. Shrotriya shall receive an annual base salary of $600,000, as adjusted annually based upon the performance of Dr. Shrotriya and the Company, as determined by the compensation committee of the board of directors.

Dr. Shrotriya shall also be paid an annual performance bonus in cash and/or equity based awards, no later than January 31 of the year following, in an amount to be determined by the compensation committee according to Dr. Shrotriya’s achievement of annual performance objectives mutually agreed upon by Dr. Shrotriya and the board of directors.

Under the Agreement, Dr. Shrotriya is entitled to receive additional employment benefits, including the right to participate in any incentive plans and to receive life, medical, dental, paid vacation, estate planning services, a leased vehicle and reimbursements for automobile related expenses, and other benefits.

TERMINATION

Dr. Shrotriya’s employment may be terminated due to non-renewal of the Agreement by the Company, by mutual agreement of the parties, by the Company for cause (as that term is defined in the Agreement) or without cause, on grounds of disability or death of Dr. Shrotriya, by Dr. Shrotriya for no reason or for good reason (as those terms are defined in the Agreement), or by Dr. Shrotriya’s non-renewal of the Agreement.

If (i) the Agreement is not renewed by the Company, (ii) Dr. Shrotriya is terminated without cause, or (iii) Dr. Shrotriya resigns for good reason, then Dr. Shrotriya’s guaranteed severance payments include the right to receive (a) a lump sum payment equivalent to the aggregate of two years’ cash compensation; (b) Company-paid continued coverage for Dr. Shrotriya and his eligible dependents under the Company’s existing health and benefit plans for two years; and (c) immediate vesting of all options, restricted stock and other equity based awards granted to Dr. Shrotriya. Dr. Shrotriya shall have three years to exercise all vested equity based awards. Since options issued to Dr. Shrotriya pursuant to the Company’s Amended and Restated 1997 Stock Incentive Plan can only be exercised for ninety days after termination, a replacement option shall be granted to Dr. Shrotriya at termination to allow for three years’ of exercisability.

In the event Dr. Shrotriya voluntarily resigns for good reason, or is terminated by the Company without cause, the Company will pay or reimburse Dr. Shrotriya for reasonable relocation expenses up to a certain amount.

If Dr. Shrotriya’s employment is terminated without cause prior to the end of a calendar year, then the board of directors shall determine the amount of any bonus that would have been paid to Dr. Shrotriya had his employment continued through the end of the calendar year and the Company shall pay Dr. Shrotriya the pro rata amount of the bonus.

If the Agreement is terminated due to death or disability of Dr. Shrotriya, a lump sum equal to three months of base salary, at the time of his termination, shall be paid to Dr. Shrotriya, his legal representative or estate, as applicable. All equity based awards, such as options and restricted stock, shall immediately vest and shall remain exercisable in accordance with the terms of the respective Company equity plan and individual agreement(s) governing such options and as otherwise set forth in the Agreement.

If Dr. Shrotriya voluntarily resigns his employment for no reason, any stock options or other equity based awards (except for restricted stock) shall immediately become fully vested upon the effective date of Dr. Shrotriya’s resignation, and he shall have three years to exercise all such vested equity based awards. Dr. Shrotriya shall receive the same benefits for any unexpired options issued pursuant to the Company’s Amended and Restated 1997 Stock Incentive Plan as if he had been terminated without cause by the Company.

If during the term of the Agreement, Dr. Shrotriya resigns for good reason (as defined in the Agreement) other than pursuant to the circumstances of a change in control and the Board has not cured the condition(s) that constitute good reason, then Dr. Shrotriya shall receive all of the severance benefits he would receive if he had been terminated without cause by the Company.  Upon a change of control of the Company, if (i) Dr. Shrotriya’s employment is terminated (other than by Dr. Shrotriya) without cause within twelve months thereafter; or (ii) Dr. Shrotriya is adversely affected in certain terms outlined in the Agreement, and Dr. Shrotriya, within twelve months after an event constituting a change of control, elects to resign his employment with the Company, then in either case, Dr. Shrotriya shall be provided with company-paid senior executive outplacement and shall receive the same severance benefits as he would receive if he was terminated by the Company without cause. However, instead of two years’ cash compensation, Dr. Shrotriya shall receive three years cash compensation. In addition, upon a change of control, the Company shall pay Dr. Shrotriya a one-time payment of $600,000.

If the Agreement is terminated due to mutual agreement, Dr. Shrotriya’s non-renewal of the Agreement, or by the Company for cause, he shall not be entitled to any severance.

OTHER

If any payment or distribution by the Company to or for the benefit of Dr. Shrotriya is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties are incurred by the Dr. Shrotriya with respect to such excise tax, then Dr. Shrotriya shall be entitled to receive an additional payment in an amount such that after payment by Dr. Shrotriya of all taxes (including any interest and penalties imposed with respect thereto) and excise tax imposed upon such payment, Dr. Shrotriya retains an amount of the payment equal to the excise tax imposed upon the payment.

If the Company determines that any payments to Dr. Shrotriya under the Agreement fail to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Internal Revenue Code, the payment schedule of that benefit shall be revised to the extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Internal Revenue Code. The Company may attach conditions to or adjust the amounts so paid to preserve, as closely as possible, the economic consequences that would have applied in the absence of this adjustment; provided, however, that no such condition or adjustment shall result in the payments being subject to Section 409A(a)(1) of the Internal Revenue Code.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement effective as of January 2, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2008

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Shyam Kumaria

Name:	Shyam Kumaria
Title:	V.P., Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement effective as of January 2, 2008.